EXHIBIT 5.1

July 19, 2018
comScore, Inc.
11950 Democracy Drive, Suite 600
Reston, Virginia 20190

Re:	Registration on Form S-1 of 24,816,578 Shares of Common Stock of comScore, Inc.
Ladies and Gentlemen:
We have acted as counsel for comScore, Inc., a Delaware corporation (the “Company”), in connection with the registration for resale from time to time, on a continuous or delayed basis, of up to 24,816,578 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) consisting of (1) 8,309,367 shares of Common Stock (the “Conversion Shares”) issuable upon the conversion of the Company’s senior secured convertible notes due January 16, 2022 (the “Notes”); (2) 4,937,848 shares of Common Stock (the “Interest Shares”) issuable in the event that the Company pays a portion of the interest on the Notes in shares of Common Stock; (3) 250,000 shares of Common Stock (the “Warrant Shares”) issuable upon the exercise of warrants (the “Warrants”) issuable pursuant to a warrant to purchase Common Stock, in the form of Exhibit B to the Securities Purchase Agreement (the “Purchase Agreement”), dated as of January 16, 2018, as amended, by and among the Company and the investors listed on the Schedule of Buyers attached thereto; and (4) 11,319,363 shares of Common Stock presently outstanding and beneficially owned by Cavendish Square Holding B.V. (the “WPP Shares” and, together with the Conversion Shares, the Interest Shares and the Warrant Shares, the “Securities”), in each case, by the selling stockholders identified in the Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company to effect the registration of the Securities under the Securities Act of 1933 (the “Securities Act”) and to which this opinion has been filed as an exhibit.
In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions. Based upon the foregoing and subject to the further assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.	The Conversion Shares, when issued by the Company upon conversion of the Notes pursuant to the terms and conditions of the Notes, will be validly issued, fully paid and nonassessable.

2.
The Interest Shares, if issued by the Company as payment for a portion of the interest on the Notes pursuant to the terms and conditions of the Notes, will be validly issued, fully paid and nonassessable.

3.
The Warrant Shares, when issued by the Company upon exercise of the Warrants and full payment of the exercise price pursuant to the terms and conditions of the Warrants and the Purchase Agreement, will be validly issued, fully paid and nonassessable.

4.	The WPP Shares have been validly issued and are fully paid and nonassessable.
With regard to our opinion in paragraph 3 above, we have assumed that: (i) the Company will issue and deliver the Warrants in the manner contemplated by the Purchase Agreement; (ii) the resolutions authorizing the Company to issue, offer and sell the Warrant Shares and the Warrants will remain in full force and effect at all times at which the Warrant Shares are issued, offered or sold by the Company; (iii) all Warrant Shares will be issued in compliance with applicable federal and state securities laws; and (iv) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware (the “DGCL”).
As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. The opinions expressed herein are limited to the DGCL, as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.
We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
Very truly yours,

/s/ Jones Day